Exhibit 3.577

F0100 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Formation

The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:
1. Name of the Limited Liability Company
ð	Jackson County Landfill, LLC
2. The future effective date is
     (Complete if applicable) ___________________________________
3. Federal Tax ID
ð	Applied for
4. Name and Street Address of the Registered Agent and Registered Office is
ð	Name C T Corporation System
ð	Physical/Address c/o C T Corporation System, 631 Lakeland East Drive

ð	P.O. Box ________________________________________________________

ð City, State, ZIPS, ZIP4	Flowood	MS	39232	—
5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve
ð	N/A
6. Is full or partial management of the Limited Liability Company vested in a manager or     managers? (Mark appropriate box)
ð	☑ Yes ☐ No
7. Other matters the managers or members elect to include
ð	N/A

ð	_______________________________________________________________

Rev. 01/96

F0101 - Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Formation

By:	Signature	/s/ Jo Lynn White	(Please keep writing within blocks)

	Printed Name	Jo Lynn White	Title	Secretary
Street and Mailing Address
ð	Physical Address 15880 N. Greenway-Hayden Loop, Suite 100
ð	P.O Box

ð City, State ZIP5, ZIP4	Scottsdale	AZ	85260	—

By:	Signature	(Please keep writing within blocks)

	Printed Name	Title

Street and Mailing Address
ð	Physical Address
ð	P.O. Box

ð City, State ZIP5 ZIP4	-
Rev. 01/96

Business ID: 722506 Date Filed: 12/04/2008 12:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0101 - Page 1 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Amendment
The undersigned corporation pursuant to Senate Bill No. 2395, Chapter 402 Laws of 1994, hereby executes the following Certificate of Amendment and sets forth:
1. Name of the Limited Liability Company
Jackson County Landfill, LLC
2. The future effective date is
     (Complete if applicable)
3. The amendment to the certificate is as follows
Paragraph 6 of the Certificate of Formation is hereby amended in its entirety as follows:
The full management of the Limited Liability Company is not vested in a manager or managers. The full management of the Liability company is vested in its sole member.

By:	Signature	/s/ Jo Lynn White	(Please keep writing within blocks)

	Printed Name	Jo Lynn White	Title: Asst. Secretary of Sole Member
Street and Mailing Address
Physical Address   18500 North Allied Way
P.O. Box

City, State, ZIP5, ZIP4	Phoenix	AZ	85054 —
Rev. 01/96

F0101 - Page 2 of 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Amendment

By:	Signature	(Please keep writing within blocks)

	Printed Name	Title
Street and Mailing Address
Physical Address
P.O. Box

City, State, ZIP5, ZIP4	—
Rev. 01/96